UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 27, 2004

Element 21 Golf Company

(Exact name of registrant as specified in its charter)

Delaware	000-15260	88-0218411
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Perimeter Road, Manchester, New Hampshire	03103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(603) 641-8443

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Element 21 Golf Company is filing this Form 8-K/A to restate the information disclosed under Item 4.01 and to include information concerning independent auditors’ reports by Stephen A. Diamond, Chartered Accountant, for the fiscal years ended June 30, 2003 and 2002.  The Form 8-K filed on October 27, 2004 is therefore amended and restated in its entirety to read as follows:

Item 4.01.        Changes in Registrant's Certifying Accountant

(a)  On October 13th, 2004, the Registrant became aware that the firm of Stephen A. Diamond, Chartered Accountant, its certifying accountant, was not registered with the Public Company Accounting Oversight Board (PCAOB) to issue audit reports for public companies.  As a result, Stephen A. Diamond, Chartered Accountant, resigned as the Registrant’s independent registered public accountant.

Stephen A. Diamond Chartered Accountant, had previously provided the audit report for the Registrant’s prior two fiscal years.  Mr. Diamond’s reports on the financial statements for the fiscal years ended June 30, 2003 and 2002 stated that the Registrant’s lack of business operations, negative working capital, accumulated deficit, total stockholders’ deficit, and net loss raised substantial doubt about the Registrant’s ability to continue as a going concern.

No disagreements occurred between the Registrant and former accountants, Stephen A. Diamond, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the former accountant’s satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

A letter from Stephen A. Diamond, Chartered Accountants, the former accountants, addressed to the Securities and Exchange Commission stating whether they agree with the Registrant's response to this Item is filed as an Exhibit hereto.

(b)  The Company has retained Lazar Levine & Felix LLP of 350 Fifth Avenue, New York, New York, 10118.  The change in auditors is effective October 27, 2004 and Lazar Levine & Felix LLP will audit the Company’s fiscal year ended June 30, 2004.  The decision to retain Lazar Levine & Felix LLP was approved by the Board of Directors of the Registrant.  Prior to the Company engaging Lazar Levine & Felix LLP as the Company’s independent accountant, the Registrant did not consult with or obtain oral or written advice from Lazar Levine & Felix LLP.

Item 8.01         Other Events

(a)  On September 30th, 2004, Registrant filed Form NT indicating it would be late filing its annual report on Form 10KSB, expecting to rely on its former auditor Stephen Diamond Chartered Accountant to issue an opinion on its financial statements allowing it to file during the extension period.  As a direct result of the Company learning Stephen Diamond Chartered Accountant was no longer qualified to issue such an opinion, Registrant has been unable to file its Form 10SB.

(b)  Effective October 18, 2004 the Registrant’s stock symbol changed to EGLF on the over the counter bulletin board (OTCBB).

(c)  Effective October 19th, 2004 the OTCBB changed the trading symbol to EGLFE reflecting Registrant was no longer current in its filings with the SEC.  Under the listing OTCBB rules in effect Registrant must file its Form 10KSB on or before November 19th, 2004 or risk being delisted from the OTCBB.  Registrant can not assure its new auditor will have completed its audit and opinion in the remaining time which could result in a delisting from the OTCBB.

Item 9.01.        Financial Statements and Exhibits.

(c)  Exhibits.

16        Letter from Stephen A. Diamond Chartered Accountants in accordance with Item 304(a)(3) of Regulation S-B.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Element 21 Golf Company

/s/ James Morin
Secretary, Treasurer and Director

Dated: February 9, 2005

Exhibit 16

Stephen A. Diamond letterhead

February 8, 2005

Securities and Exchange Commission

Washington, D. C. 20549

Gentlemen:

We have read the statement made by Element 21 Golf Company that we understand was filed with the Commission pursuant to Item 4.01 of Form 8-K/A and pursuant to Item 304 of Regulation S-B, amending the Form 8-K filed by Element 21 Golf Company on October 27, 2004.  We agree with the statement insofar as it relates to Stephen A. Diamond CA.

Very truly yours,

/s/ Stephen A. Diamond

Stephen A. Diamond, Chartered Accountant

Ontario, Canada